                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): February 25, 2000



                            VIROPHARMA INCORPORATED
                            -----------------------
                (Exact name of issuer as specified in charter)



        Delaware                      0-21699               23-2789550
(State or Other Jurisdiction        (Commission          (I.R.S. Employer
    of Incorporation or                file               Identification
      Organization)                    number)                Number)


                            405 EAGLEVIEW BOULEVARD
                          EXTON, PENNSYLVANIA  19341
                   (Address of principal executive offices)


                                (610) 458-7300
             (Registrant's telephone number, including area code)
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Item 5.   Other Events.
          ------------

On February 25, 2000, ViroPharma Incorporated ("ViroPharma") announced that it has increased its previously announced private offering of convertible subordinated notes due 2007 to $150 million (up from $100 million) and has priced the offering. The offering, which was made through initial purchasers to qualified institutional investors under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and to a limited number of institutional accredited investors, is expected to close on March 1, 2000. The notes are convertible into shares of ViroPharma common stock at a price of $109.15 per share, subject to certain conditions. ViroPharma also has granted the initial purchasers of the notes an option to purchase up to an additional $30 million in principal amount of the notes. The notes will bear interest at a rate of 6% per annum, have a 7-year term, and can be redeemed by ViroPharma, at certain premiums over the principal amount, at any time after March 6, 2003.

ViroPharma intends to use the net proceeds of the offering for the commercialization of pleconaril, including pre-marketing activities, manufacturing of initial launch inventory, hiring a specialty sales force, expanding that sales force to maximize the return for pleconaril from a potential co-promotion partnership and building the requisite infrastructure. Additionally, it intends to use the remaining proceeds for the potential acquisition of marketed products, ongoing conduct of human clinical trials for hepatitis C and respiratory syncytial virus disease product candidates, ongoing research, further clinical development of pleconaril and for general corporate purposes.

This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The notes and common stock issuable upon conversion of the notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements. This current report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

This current report contains forward-looking statements that involve a number of risks and uncertainties, including those relating to the marketing of the notes and the commercialization and manufacturing activities for pleconaril, hiring a sales force, building infrastructure and acquiring products from third parties. There can be no assurance that ViroPharma will be able to accomplish these objectives on a timely basis, or at all. Many factors could negatively affect the success of ViroPharma's efforts. Investigational pharmaceutical products, such as pleconaril and ViroPharma's product candidates for hepatitis C and respiratory syncytial virus, require significant time and effort for research and development, laboratory testing and clinical testing prior to regulatory approval and commercialization. The development of a marketing and sales capability will require significant expenditures, management resources and time. ViroPharma may be unable to build such a sales force. As a result, all of the activities described in this current report are subject to risks and uncertainties. Neither the Food and Drug Administration or other regulatory authority approval for any product candidate under development by ViroPharma will be granted on a timely basis or at all. Even if approved, there can be no assurance that such drug candidates will achieve market acceptance. These factors, and other factors that could cause future results to differ materially from the expectations expressed in this current report, include, but are not limited to, those described in ViroPharma's Registration Statement on Form S-3 dated October 21, 1999 filed with the Securities and Exchange Commission. The forward-looking statements contained in this current report may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.
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                                  SIGNATURES
                                  ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       VIROPHARMA INCORPORATED


                                    By: /s/ Thomas F. Doyle
                                        ---------------------------------------
                                         Name:  Thomas F. Doyle
                                         Title: Vice President, General Counsel
                                                and Secretary



Dated: February 25, 2000